   As filed with the Securities and Exchange Commission on October 16, 2002.
                                                    Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
               (Exact name of issuer as specified in its charter)

              Delaware                                 58-2350980
      (State of Incorporation)             (IRS Employer Identification Number)

                   1114 First Avenue, New York, NY        10021
             (Address of Principal Executive Offices)   (Zip Code)

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                          2001 STOCK INCENTIVE PLAN,
                           AS AMENDED MAY 23, 2002
                            (Full title of the Plans)

                                Alan N. Stillman
                             Chief Executive Officer
                  The Smith & Wollensky Restaurant Group, Inc.
                                1114 First Avenue
                               New York, NY 10021
                     (Name and address of agent for service)
                                 (212) 838-2061
          (Telephone number, including area code, of agent for service)

                                    copy to:

                           David P. Kreisler, Esquire
                             Weil, Gotshal & Manges LLP
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 772-8300
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                             Proposed Maximum     Proposed Maximum
    Title of Securities to be            Amount to be         Offering Price     Aggregate Offering          Amount of
            registered                  registered (1)           Per Unit               Price             Registration Fee
------------------------------------------------------------------------------------------------------------------------------
    2001 Stock Incentive Plan,           726,800             $4.63(2)             $3,365,084.00(2)         $309.59
     as amended May 23, 2002             230,703             $3.85(3)             $  888,206.55(3)         $ 81.72
 Common Stock, par value $.01 per
             share
------------------------------------------------------------------------------------------------------------------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plans to which this Registration Statement relates in accordance with Rule 416 under the Security Act of 1933.

(2) Computed solely for the purpose of determining the registration fee under Rule 457(h) under the Securities Act of 1933 on the basis of the weighted average exercise price of the outstanding options.

(3) Computed solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low selling price per share of The Smith & Wollensky Restaurant Group, Inc. Common Stock on the Nasdaq National Market on October 11, 2002.

                                     PART I
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION

         The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent to the plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about The Smith & Wollensky Restaurant Group, Inc, 2001 Stock Incentive Plan, as amended May 23, 2002, and its administrators are available without charge by contacting:

                  The Smith & Wollensky Restaurant Group, Inc.
                                1114 First Avenue
                            New York, New York 10021

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The Smith & Wollensky Restaurant Group, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 29, 2002.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2002 and July 1, 2002, filed pursuant to the Exchange Act on May 16, 2002 and August 15, 2002, respectively.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A (File No. 001-16505) filed on May 22, 2001 pursuant to Section 12(g) of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

         Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the authorization and issuance of the shares of Common Stock offered hereby will be passed upon by Weil, Gotshal & Manges LLP, Boston, Massachusetts, counsel to the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, agent or employee of the Company, or is or was serving at the Company's request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acting in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses, including attorneys' fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successful on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection herewith.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         As permitted by the DGCL, the Company has included in its certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, other than breaches of their duty of loyalty, actions not in good faith or which involve intentional misconduct, or transactions from which they derive improper personal benefit. In addition, its bylaws provide that the Company is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. At present, the Company is not aware of any pending or threatened litigation or proceeding involving its directors, officers, employees or agents in which indemnification would be required or permitted. The Company believes that its certificate of incorporation provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they are not indemnified by the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8. EXHIBITS

EXHIBIT
NO.      DESCRIPTION
-------  -----------
4.1      Amended and Restated Certificate of Incorporation of the Company
         (filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File
         No. 333-57518) and incorporated herein by reference)

4.2 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-57518) and incorporated herein by reference)

4.3      The Smith & Wollensky Restaurant Group, Inc. 2001 Stock Incentive
         Plan, as amended May 23, 2002

5.1      Opinion of Weil, Gotshal & Manges LLP

23.1     Consent of KPMG LLP, Independent Auditors

23.2     Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS

        The undersigned registrant hereby undertakes the following:

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on October 15, 2002.

                                   THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

                                   By: /s/ Alan N. Stillman
                                      -----------------------------------------
                                   Alan N. Stillman
                                   Chief Executive Officer

         We, the undersigned officers and directors of The Smith & Wollensky Restaurant Group, Inc. do hereby constitute and appoint Alan N. Stillman and Alan M. Mandel, or either of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                   Title                                         Date

/s/ Alan N. Stillman
------------------------------------                 Chairman of the Board, Chief Executive        October 15, 2002
Alan N. Stillman                                     Officer and Director (principal executive
                                                     officer)

/s/ James M. Dunn
------------------------------------                 President, Chief Operating Officer and        October 15, 2002
James M. Dunn                                        Director


/s/ Alan M. Mandel                                   Chief Financial Officer, Executive Vice       October 15, 2002
------------------------------------                 President of Finance, Secretary and
Alan M. Mandel                                       Treasurer (principal financial and
                                                     accounting officer)

/s/ Thomas H. Lee
------------------------------------                 Director                                      October 15, 2002
Thomas H. Lee

/s/ Robert D. Villency
------------------------------------                 Director                                      October 15, 2002
Robert D. Villency

/s/ Eugene I. Zuriff
------------------------------------                 Director                                      October 15, 2002
Eugene I. Zuriff

/s/ Richard S. LeFrak
------------------------------------                 Director                                      October 15, 2002
Richard S. LeFrak

/s/ Jay M. Green
------------------------------------                 Director                                      October 15, 2002
Jay M. Green

                                INDEX TO EXHIBITS

EXHIBIT
NO.      DESCRIPTION
-------  -----------
4.1      Amended and Restated Certificate of Incorporation of the Company
         (filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File
         No. 333-57518) and incorporated herein by reference)

4.2 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-57518) and incorporated herein by reference)

4.3      The Smith & Wollensky Restaurant Group, Inc. 2001 Stock Incentive
         Plan, as amended May 23, 2002

5.1      Opinion of Weil, Gotshal & Manges LLP

23.1     Consent of KPMG LLP, Independent Auditors

23.2     Consent of Weil, Gotshal & Manges (included in Exhibit 5.1)

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement)